UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 20, 2012

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 SOUTH PRICE ROAD

CHANDLER, AZ 85286

(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 20, 2012, Amkor Technology Korea, Inc. (the “Borrower”), a Korean corporation and a wholly-owned subsidiary of Amkor Technology, Inc. (the “Company”), entered into a Credit Facility Agreement (the “Korean Credit Agreement”) and certain agreements ancillary thereto (such agreements together with the Korean Credit Agreement, the “Korean Loan Documents”) with Woori Bank, a Korean banking entity (“Woori Bank”), pursuant to which Borrower will obtain a $100 million secured 3-year term loan from Woori Bank (the “Term Loan”). The proceeds of the Term Loan have been used to repay in full the $98 million outstanding balance owed to Woori Bank under a prior term loan entered into on May 24, 2010, and for general corporate purposes. Under the prior term loan, the remaining balance was due in four remaining quarterly installments of $5 million each and a payment of $78 million at maturity in May 2013. Interest accrued on the prior term loan at a floating rate that was 5.72% as of December 31, 2011.

The Term Loan will bear interest at Woori Bank’s foreign currency funding-linked base rate plus 2.3% (approximately 5.47% as of the drawdown date). The base rate is reset every three or six months. Interest is due monthly in arrears. The entire principal balance of the Term Loan is due in a single bullet payment in March 2015. There is a prepayment fee of 0.5% of the amount repaid multiplied by the portion of the loan period remaining.

The Borrower’s obligations under the Korean Loan Documents are secured by substantially all of the Borrower’s land, factories and equipment located in Korea pursuant to the terms of an existing Kun-Mortgage Agreement in favor of Woori Bank. The Korean Credit Agreement will not be secured by any collateral located outside of Korea.

The following constitute events that could, subject to certain conditions, cause the acceleration of the obligations under the Korean Credit Agreement and Term Loan: (a) events arising from delinquent taxes or public imposts; (b) certain events of bankruptcy, insolvency, foreclosure or the like of the Borrower or its property; (c) suspension or liquidation of the Borrower’s business; (d) failure to pay when due an installment of interest; and (e) breach by the Borrower of its agreements with Woori Bank.

The Korean Credit Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The Korean Credit Agreement is subject to the General Terms and Conditions for Bank Credit Transactions, which is filed herewith as Exhibit 10.2 and incorporated herein by reference. The Kun-Mortgage Agreement is filed herewith as Exhibit 10.3 and incorporated herein by reference.

ITEM 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2012, Mr. Dong Hyun Park notified the Board of Directors of the Company that, due to other time commitments, he has decided not to stand for reelection to the Board at the Company’s upcoming annual meeting of stockholders. Mr. Park will step down as a Board member on March 23, 2012, after the last regularly scheduled Board committee meeting prior to the annual meeting.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Credit Facility Agreement, dated March 20, 2012, by and between Amkor Technology Korea, Inc. and Woori Bank.

10.2	General Terms and Conditions for Bank Credit Transactions, dated March 20, 2012, by and between Woori Bank and Amkor Technology Korea, Inc.

10.3	Kun-Mortgage Agreement, dated March 30, 2007, between Woori Bank and Amkor Technology Korea, Inc. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed May 4, 2007) and Amendment to Kun-Mortgage Agreement, dated May 24, 2010, by and between Amkor Technology Korea, Inc. and Woori Bank (incorporated by reference to the Company’s Current Report on Form 8-K filed May 27, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2012	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel

Index to Exhibits

Exhibit	Description

10.1	Credit Facility Agreement, dated March 20, 2012, by and between Amkor Technology Korea, Inc. and Woori Bank.

10.2	General Terms and Conditions for Bank Credit Transactions, dated March 20, 2012, by and between Woori Bank and Amkor Technology Korea, Inc.

10.3	Kun-Mortgage Agreement, dated March 30, 2007, between Woori Bank and Amkor Technology Korea, Inc. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed May 4, 2007) and Amendment to Kun-Mortgage Agreement, dated May 24, 2010, by and between Amkor Technology Korea, Inc. and Woori Bank (incorporated by reference to the Company’s Current Report on Form 8-K filed May 27, 2010).